Exhibit 99.1

NEWS RELEASE Contact: Jim Albrecht, Chief Financial Officer Email: ir@Globalscape.com Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir@Globalscape.com

Globalscape Announces Special Cash Dividend of $0.07 per Common Share

SAN ANTONIO, Texas — December 6, 2012 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, today announced that its Board of Directors has declared a special cash dividend of $0.07 per share of common stock.

The dividend is payable on December 27, 2012 to shareholders of record at the close of business at 5:00 p.m. Eastern Time on December 17, 2012.

“The Board’s declaration of this special cash dividend reflects their confidence in our future business prospects and belief that we will continue to generate cash from operations,” said Craig Robinson, President and Chief Operating Officer of GlobalSCAPE, Inc.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) is a leading provider of software and services that enable customers to access and share information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® product, Globalscape has been helping businesses and consumers – including 15,000 companies in more than 150 countries – facilitate cost-effective, secure information exchange. With its 2011 acquisition of Seattle-based TappIn Inc., Globalscape also offers customers the ability to access and share documents, pictures, videos, and music – anytime, from anywhere – easily and securely, without the need for uploading, syncing, or paying for cloud storage. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2011 calendar year, filed with the Securities and Exchange Commission on March 29, 2012.

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